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                                                                    EXHIBIT 10.4

                          ALLIED WASTE INDUSTRIES, INC.
                             STOCK OPTION AGREEMENT
                      (UNDER THE 2005 NON-EMPLOYEE DIRECTOR
                            EQUITY COMPENSATION PLAN)

      THIS STOCK OPTION AGREEMENT ("Option Agreement"), made is dated ______________________ ("Date of Grant"), between ALLIED WASTE INDUSTRIES, INC., a Delaware corporation ("Company"), and ___________________ ("Director"):

                                R E C I T A L S:

      The Company has adopted the Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan (formerly known as the Allied Waste Industries, Inc. 1994 Amended and Restated Non-Employee Director Stock Option Plan), as most recently amended and restated effective _____________, 2005 ("Plan"), all of the terms and provisions of which are incorporated herein by reference and made a part of this Agreement. All capitalized terms used but not defined in this Agreement have the meanings given to them in the Plan.

      The Plan permits the Plan Administrator to make initial and/or annual grants under the Plan in the form of an option to purchase Common Stock, instead of shares of Restricted Stock or units of Restricted Stock. The Plan Administrator has determined that it would be in the best interest of the Company and its stockholders to grant the option provided for herein ("Option"), instead of shares of Restricted Stock or units of Restricted Stock, to Director pursuant to the Plan and the terms set forth herein as an inducement to serve as a director of the Company and to provide Director with a proprietary interest in the future of the Company.

      NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

      1. Grant of the Option. The Company hereby grants to Director the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of _______ shares ("Stock") of the presently authorized but unissued common stock, par value $.01 per share, of the Company ("Common Stock"). The purchase price of the Stock subject to this Option shall be $______ per share, being the Fair Market Value of the Common Stock on the Date of Grant, as defined in the Plan.

      2.    Exercise of Option.

            (a) This Option may be exercised in whole or in part, at any time or from time to time during the period commencing on the Date of Grant (subject to the provisions of Paragraph 2(b) below) and ending ten years from the Date of Grant (or, if earlier, ending (i) on the last day of the three-month period beginning on the date on which the Director ceases to be a member of the Board for any reason other than the Director's death, or (ii) on the last day of the six-month period beginning on the date of the Director's death while serving as a member of the Board).

            (b) Each Option awarded to Director hereunder may be exercised only to the extent it has become vested and nonforfeitable. This Option shall vest and become exercisable with respect to the shares of Stock covered by this Option as follows:

      [Initial grant - 0% vested until the last day of Director's first one-year term ending after the Date of Grant; 1/3 vested on the last day of Director's first one-year term ending after the Date of Grant; an additional 1/3 vested on the last day of Director's second one-year term ending after the Date of Grant;

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and an additional 1/3 vested on the last day of the Director's third one-year term ending after the Date of Grant.

      [Annual grant - 0% vested until the last day of Director's first one-year term ending after the Date of Grant; and 100% vested on the last day of Director's first one-year term ending after the Date of Grant.

To the extent not exercised, this Option shall accumulate and remain exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date on which the Option expires.

            (c) Options may be exercised in whole or in part with respect to whole shares only within the period permitted for exercise thereof, and shall be exercised by written notice delivered to the Company at its principal office of intent to exercise the Option with respect to a specified number of shares and specifying the address to which certificates representing such shares are to be mailed. Such notice shall be accompanied by cash or certified check, bank draft, or postal or express money order payable to the order of the Company, for an amount equal to the product obtained by multiplying the exercise price of the Option by the number of shares of Common Stock with respect to which the Option is then being exercised, or, with the consent of the Board, the payment of the Option price may be made in whole or in part in Common Stock which is owned by the Director and valued at its Fair Market Value on the date of exercise. Any payment in shares of Common Stock shall be effected by delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents or evidence as the Secretary shall require from time to time.

            (d) This Option may not be exercised prior to the registration of the Stock with the Securities and Exchange Commission and any applicable state agencies. However, this condition may be waived by the Board if it determines that such registration is not necessary in order to legally issue shares of Stock to Director.

            (e) Upon the Company's determination that the Option has been validly exercised as to any of the Stock, the Secretary of the Company shall issue a certificate or certificates in the Director's name for the number of shares set forth in his written notice. However, the Company shall not be liable to the Director for damages relating to any delays in issuing the certificate(s) to him, any loss of the certificate(s) or any mistakes or errors in the issuance of the certificate(s) or in the certificate(s) themselves.

            (f) The Option is not transferable or assignable by the Director except: (1) by will or by the laws of descent or distribution, or pursuant to a Qualified Domestic Relations Order; (2) without consideration to members of the Director's family (e.g., children, grandchildren and spouse); (3) without consideration to any person sharing the Director's household (other than a tenant or employee); (4) without consideration to a trust in which the persons described in (2) or (3) (or the Director) hold more than 50% of the beneficial interest; or (4) a private foundation in which the persons described in (2) or
(3) (or the Director) own more than 50% of the voting interests. No such transfer or assignment shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Board (or Committee, if any) may deem necessary to establish the validity of the transfer or assignment and the acceptance by the transferee(s) or assignee(s) of the terms and conditions hereof.

      3. Term of Directorship. This Option shall not grant to Director any right to continue serving as a director of the Company.

      4. Notices; Deliveries. Any notice or delivery required to be given under the terms of this Option Agreement shall be addressed to the Company in care of its Secretary at its principal office in Scottsdale, Arizona and any notice or delivery to be given to Director shall be addressed to him at the address given by him beneath his signature hereto or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

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      5.    Disputes. As a condition of the granting of the Option hereby, the
Director and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Board (or Committee, if any) in its sole discretion and judgment, and that any such determination and any interpretation by the Board (or Committee, if any) of the terms of this Option shall be final and shall be binding and conclusive, for all purposes, upon the Company, Director, his heirs and personal representatives.

      6. Legend on Certificates. The certificate(s) representing the shares of Stock purchased by exercise of this Option will be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on the sale or transfer of such shares and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

      7. Option Subject to Plan. This Option is subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option.

      8. Death of Director. Upon the death of Director, all shares with respect to which this Option would be exercisable at the date of such death shall be thereafter exercisable by Director's executor or administrator, or the person or persons to whom his rights under this Agreement shall pass by will or by the laws of descent and distribution, as the case may be, until the termination of the Option in accordance with this Agreement and the Plan. In no event may this Option be exercised after the end of the option period specified in paragraph 2(a). Any heir or legatee of Director shall take rights herein granted subject to the terms and conditions hereof.

      9.    Miscellaneous.

            (a) All decisions of the Board (or Committee, if any) upon any questions arising under the Plan or under this Option Agreement shall be conclusive.

            (b) Director agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements, including the payment to the Company at the time of exercise of the Option of all such taxes and requirements.

            (c) Whenever the term "Director" is used herein under circumstances applicable to any other person or persons to whom this Option, in accordance with the provisions hereof, may be transferred, the word "Director" shall be deemed to include such person or persons.

            (d) Notwithstanding any of the other provisions hereof, Director agrees that he will not exercise this Option and that the Company will not be obligated to issue any of the Stock pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would constitute a violation by the Director or by the Company of any provision of any law or regulation of any governmental authority or national securities exchange. Upon the acquisition of any Stock pursuant to the exercise of the Option herein granted, Director will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

            (e) This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

            (f) The interpretation, performance and enforcement of this Option Agreement shall be governed by the laws of the State of Arizona.

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      IN WITNESS WHEREOF, the Company has, as of the date and place first above written, caused this Agreement to be executed on its behalf by its President or any Vice President and Director has hereunto set his hand as of the date and place first written, which date is the date of grant of this Option.

ALLIED WASTE INDUSTRIES, INC.
By________________________________

DIRECTOR

________________________________

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